UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2010

TYCO ELECTRONICS LTD.
(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260
(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen, Switzerland
(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s Telephone Number, including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 7, 2010, Tyco Electronics Ltd. (the “Company”) issued a press release relating to the entry into a definitive agreement to sell its mechatronics business.  In connection with the proposed disposition, the Company expects to record a non-cash pre-tax loss of approximately $45 million.

The Company also announced that it had revised its fiscal fourth quarter outlook in connection with the proposed disposition, and presented its revised expectations in the press release.  The press release is furnished under this Item 7.01 as Exhibit 99.1 and is incorporated herein by reference.

The Company is also furnishing under this Item 7.01 as Exhibit 99.2 the Company’s press release issued September 2, 2010 containing information about a presentation that will be made by the Company’s Chief Financial Officer, Terrence Curtin, at the Citi Global Technology Conference in New York City tomorrow, September 8, 2010, at 10:20 a.m. EDT.  Information regarding the audio webcast and audio replay of Mr. Curtin’s remarks at the conference is contained in the press release.  The presentation is furnished under this Item 7.01 as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

                (d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated September 7, 2010

99.2	Press Release dated September 2, 2010

99.3	Presentation at the Citi Global Technology Conference on September 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO ELECTRONICS LTD. (Registrant)

	By:	/s/ Harold G. Barksdale
Harold G. Barksdale Corporate Secretary
Date: September 7, 2010